Exhibit 5.1

[LETTERHEAD OF CADES SCHUTTE LLP]

Cades Schutte Building
1000 Bishop Street, Suite 1200
Honolulu, Hawai‘i 96813-4212

August 13, 2024

Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii 96813

Re:	Alexander & Baldwin, Inc. ATM Common Stock

Ladies and Gentlemen:

We have acted as special Hawaii counsel to Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of up to $200,000,000 aggregate offering price of shares of common stock, without par value, of the Company (the “ATM Common Stock”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)             the Registration Statement;

(b)            the prospectus (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)            the prospectus supplement (together with the Base Prospectus, the “Prospectus Supplement”) relating to the offering of the ATM Common Stock, which forms a part of and is included in the Registration Statement;

(d)            the Equity Distribution Agreement dated August 13, 2024 (the “Distribution Agreement”), among the Company, the agents, forward sellers and forward purchasers party thereto;

Alexander & Baldwin, Inc.
August 13, 2024

(e)            an executed copy of a certificate of Scott G. Morita, Vice President, Corporate Counsel and Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)             a copy of the Company’s Amended and Restated Articles of Incorporation, certified by the Director of Commerce and Consumer Affairs of the State of Hawaii as of July 23, 2024, and further certified pursuant to the Secretary’s Certificate (the “Articles of Incorporation”);

(g)            a copy of the Company’s Amended and Restated Bylaws, as in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “Bylaws”); and

(h)            a copy of certain resolutions of the Board of Directors of the Company, adopted on July 23, 2024, certified pursuant to the Secretary’s Certificate, authorizing the sale of the ATM Common Stock (the “Authorizing Resolutions”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the State of Hawaii (“Hawaii Law”), including the Hawaii Business Corporation Act, chapter 414 of the Hawaii Revised Statutes, as amended (the “HBCA”).

The opinions stated below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the ATM Common Stock referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such ATM Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the issuance and sale of the ATM Common Stock do not violate the restrictions on the transfer and ownership of shares set forth in Article VII of the Articles of Incorporation; (iv) the issuance and sale of the ATM Common Stock will not, together with the Company’s issued and outstanding securities, exceed the number of authorized shares, whether common stock or preferred stock, in the Company’s Articles of Incorporation; and (v) all forward sales of a number of shares of ATM Common Stock involving future settlement (“Forward Sales”) shall be subject to prior approval of the Board of Directors of the Company.

Alexander & Baldwin, Inc.
August 13, 2024

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that: with respect to the ATM Common Stock as authorized in the Authorizing Resolutions (the “Offered ATM Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered ATM Stock is to be certificated, certificates in the form required under the HBCA representing the shares of Offered ATM Stock are duly executed and countersigned, and (c) the shares of Offered ATM Stock are registered in the Company’s share registry and delivered upon payment of the consideration agreed-upon and authorized in compliance with the Authorizing Resolutions, the shares of Offered ATM Stock, when issued and sold or otherwise distributed in accordance with the provisions of the Distribution Agreement, whether settled on a current basis or Forward Sales by delivery by the Company of shares of ATM Common Stock at the time of settlement, will be duly authorized by all requisite corporate action on the part of the Company under the HBCA and validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a)            the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            no opinions are implied beyond those expressly stated herein;

(c)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Distribution Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(d)            we have assumed that the Distribution Agreement constitutes the valid and binding obligation of each party thereto enforceable against such party in accordance with its terms.

In addition, in rendering the foregoing opinions we have assumed that:

(a)            neither the execution and delivery by the Company of the Distribution Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable shares of ATM Common Stock by the Company, whether settled on a current basis or Forward Sales: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Hawaii Law); and

Alexander & Baldwin, Inc.
August 13, 2024

(b)            neither the execution and delivery by the Company of the Distribution Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable shares of ATM Common Stock by the Company, including Forward Sales, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Base Prospectus and the Prospectus Supplement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. Our opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Cades Schutte LLP